Exhibit 23.3

Consent of Independent Accountants

Super Group (SGHC) Limited

St. Peter Port, Guernsey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 9, 2021, relating to the consolidated financial statements of Lanester Investments Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

December 21, 2021